Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             RP ENTERTAINMENT, INC.

     FIRST. The name of this corporation is

                  RP ENTERTAINMENT, INC.

     SECOND. The registered office of this corporation in the State of Nevada is located at 318 North Carson Street, Suite 214, Carson City, Nevada 89701. The name of its resident agent at that address is State Agent and Transfer Syndicate, Inc.

     THIRD. This corporation is authorized to carry on any lawful business or enterprise.

     FOURTH. The total number of shares which the corporation is authorized to issue is one million (1,000,000) of the par value of one-tenth of one cent ($0.001) each.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

     The names and addresses of the first board of directors, which shall be one
(1) in number is as follows:

         NAME                               ADDRESS
         Robert Penta                       13261 Moorpark Street
                                            Sherman Oaks, California 91423

     SIXTH. The name and address of the incorporator signing the articles of incorporation are as follows:

         NAME                               ADDRESS
         John Holt Smith                    1901 Avenue of the Stars, 18th Floor
                                            Los Angeles, California 90067

     SEVENTH. To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

     I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant tot he General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein as stated are true, and accordingly have hereunto set my hand this 2nd day of July 1996.

                                                     /s/ John Holt Smith
                                                     ---------------------------
                                                     JOHN HOLT SMITH
                                                     Incorporator


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                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California                 )
                                    )       ss
County of Los Angeles               )

     On September 4, 1996, before me, Deron A. Kartoon personally appeared John Holt Smith personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                             /s/ Deron A. Kartoon
                                             ------------------------------
                                             DERON A. KARTOON
                                             Notary Public in and for said State

Deron A. Kartoon
Comm. #973715
NOTARY PUBLIC, CALIFORNIA
LOS ANGELES COUNTY
Comm. Expires Sept. 20, 1996

     (Notary Seal)



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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             RP ENTERTAINMENT, INC.,
                              a Nevada corporation

     We the undersigned President and Assistant Secretary of RP Entertainment, Inc. (the "Corporation"), do hereby certify:

     1. That the Board of Directors of the Corporation at a meeting duly convened, held on the 4th day of September 1996, adopted a resolution to amend the original articles as follows:

                                 ARTICLE FOURTH

     Article FOURTH is hereby amended to read as follows:

          Section 1. Authorized Shares.

          The authorized capital stock of the Corporation is fifty million (50,000,000) shares of Common Stock at a par value of $0.001 per share and shall be voting stock; and ten million (10,000,000) shares of preferred stock, $0.001 par value and which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issue by the Board of Directors.

          Section 2. Consideration for Shares.

          All shares of Common Stock shall be issued by the Corporation for cash, property, services performed, contracts for services to be performed or other consideration deemed appropriate by the Board of Directors. In the absence of fraud, the judgment of the Board of Directors as to the value of any property received in full or partial payment for shares shall be conclusive.

     2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000 and the change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ John Holt Smith
                                             -------------------------
                                             John Holt Smith,
                                             Chief Executive Officer

                                             /s/ John Holt Smith
                                             --------------------------
                                             John Holt Smith
                                             Assistant Secretary


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                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California                 )
                                    )       ss
County of Los Angeles               )

         On September 4, 1996, before me, Deron A. Kartoon personally appeared John Holt Smith personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.



                                        /s/ Deron A. Kartoon
                                        ---------------------------------------
                                            DERON A. KARTOON
                                            Notary Public in and for said State
Deron A. Kartoon
Comm. #973715
NOTARY PUBLIC, CALIFORNIA
LOS ANGELES COUNTY
Comm. Expires Sept. 20, 1996

                  (Notary Seal)

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